As filed with the Securities and Exchange Commission on December 21, 2007

Registration Statement No. 333-

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

NOBEL LEARNING COMMUNITIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	22-2465204
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

Nobel Learning Communities, Inc.

1615 West Chester Pike

Suite 200

West Chester, Pennsylvania 19382

(484) 947-2000

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

George Bernstein

Chief Executive Officer

Nobel Learning Communities, Inc.

1615 West Chester Pike

Suite 200

West Chester, Pennsylvania 19382

(484) 947-2000

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Richard P. Jaffe, Esquire

Ballard Spahr Andrews & Ingersoll, LLP

1735 Market Street, 51st Floor

Philadelphia, Pennsylvania 19103

(215) 665-8500

Approximate date of commencement of proposed sale to public: From time to time after the effective date of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are being offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered (1)	Proposed maximum offering price per share (2)	Proposed maximum aggregate offering price (2)	Amount of registration fee
Common Stock, $.001 per share, to be offered for resale by selling shareholders	1,768,213	$12.75	$22,544,716	$693

(1)	In the event of a stock split, stock dividend, or similar transaction involving the common stock, the number of shares registered shall automatically be increased to cover the additional shares of common stock issuable pursuant to Rule 416 under the Securities Act of 1933, as amended.

(2)	Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(c) under the Securities Act of 1933, as amended, based upon the average of the high and the low sales price of the common stock as reported on the NASDAQ Global Market on December 18, 2007.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

2

The information in this prospectus is not complete and may be changed. No person may sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy securities in any state where an offer or sale is not permitted.

PROSPECTUS

SUBJECT TO COMPLETION, DATED DECEMBER 21, 2007

NOBEL LEARNING COMMUNITIES, INC.

1,768,213 SHARES OF COMMON STOCK

This prospectus relates to the offer and sale, from time to time, of up to 1,768,213 shares of our common stock, $0.001 par value, held by the “selling stockholders” named on page 5 of this prospectus.

The shares of common stock to which this prospectus relates may be sold from time to time by the selling stockholders directly or through one or more broker-dealers, in one or more transactions on the NASDAQ Global Market, in the over-the-counter market, in negotiated transactions or otherwise, at prices related to the prevailing market prices or at negotiated prices, all as more fully described in the section entitled “Plan of Distribution” beginning on page 7 of this prospectus. We will not receive any proceeds from the sale of these shares of common stock offered by the selling stockholders. We will bear all expenses of the offering of common stock, except that the selling stockholders will pay any applicable fees, discounts or commissions and transfer taxes, as well as all fees and disbursements of their counsel and experts.

We are registering the offer and sale of these shares pursuant to registration rights agreements with the selling shareholders. The registration of these common shares does not necessarily mean that any of the shares will be offered or sold by the selling stockholders. The selling stockholders have entered into lock-up agreements with us, pursuant to which they have agreed not to sell any shares of our common stock, including the shares of common stock being offered pursuant to this prospectus, until 180 days after the effective date of the registration statement of which this prospectus is a part.

Our shares of common stock are traded on the NASDAQ Global Market under the symbol “NLCI.” On December 20, 2007, the closing sale price of our common stock was $12.80 per share.

This investment involves a high degree of risk. Before purchasing any shares, you should carefully consider the risks referred to under “ Risk Factors” beginning on page 4.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

THE DATE OF THIS PROSPECTUS IS                     , 2007

You should rely only upon the information contained in this prospectus and the registration statement of which this prospectus is a part. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume the information appearing in this prospectus is accurate only as of the date on the front cover of this prospectus. Our business, financial condition, results of operations and prospects may have changed since that date. This prospectus is based on information provided by us and other sources that we believe are reliable. We have summarized certain documents and other information in a manner we believe to be accurate, but we refer you to the actual documents for a more complete understanding of what we discuss in this prospectus. In making an investment decision, you must rely on your own examination of our business and the terms of the offering, including the merits and risks involved.

OUR BUSINESS

This summary calls your attention to selected information contained or incorporated by reference in this document, but it does not contain all the information that is important to you. To understand us and the securities that may be offered through this prospectus, you should read this entire prospectus carefully, including the section called “Risk Factors,” and the documents to which we refer you in the sections called “Documents Incorporated by Reference” and “Available Information” in this prospectus.

Information contained on our website does not constitute part of this prospectus. In this prospectus, references to “Nobel,” the “Company” “we,” “us” and “our” refer to Nobel Learning Communities, Inc. and our subsidiaries unless the context requires otherwise.

General

Nobel Learning Communities, Inc. is a national network of over 150 nonsectarian private schools, including preschools, elementary schools, middle schools and specialty high schools in 13 states and the District of Columbia serving approximately 25,000 students. Nobel provides high-quality private education, with small schools and class sizes, qualified teachers and attention to individual learning styles. Nobel also offers an array of supplemental educational services, including before- and after-school programs, the Camp Zone® summer program, learning support programs and technology camps. These schools operate under various brand names and are located in California, the District of Columbia, Florida, Illinois, Maryland, Nevada, New Jersey, North Carolina, Oregon, Pennsylvania, South Carolina, Texas, Virginia and Washington.

We have registered various service marks in the United States Patent and Trademark Office, including, but not limited to Chesterbrook Academy® , Merryhill Country School® , Discovery Isle, The Honor Roll School®, Camp Zone®, Paladin Academy® , Rocking Horse Child Care Centers® and Houston Learning Academy™. We believe that certain of our service marks have substantial value in our marketing in the respective areas in which our schools operate.

Nobel Learning Communities Inc., a Delaware corporation, was formed on March 30, 1983.

Educational Philosophy and Implementation

Our educational philosophy is based on a foundation of sound research and innovative instructional strategies, along with quality practices and curricula developed by experienced educators. Our programs stress the development of the whole child and are based on concepts of multi-sensory, integrated and age-appropriate learning. Our curricula are not only designed to allow each child to develop according to his or her own abilities and timetable, but also seek to prepare every student for achievement in accordance with national content standards and goals. Our schools monitor student progress against curriculum objectives, as well as the development of cognitive, social, emotional and physical skills. The result is the opportunity for each of our students to develop a strong foundation in academic learning, positive self-esteem and emotional and physical well-being.

We have created developmental goals and curriculum guidelines for each age level, grade level and content area to assist principals and teachers in planning their daily and weekly programs. We maintain that small schools, small classes, clearly articulated curricular guidelines and excellent educational materials, delivered by qualified, innovative and enthusiastic teachers comprise the basic ingredients of a quality education. Our philosophy is based on personalized instruction that leads to a student’s active involvement in learning and understanding. The programs for our schools are skills-based and delivered through a developmentally appropriate, comprehensive curriculum in each developmental program or grade level. We implement each curriculum in ways that stimulate a learner’s curiosity, support a student’s individual learning style and employ processes that contribute to lifelong achievement. Academic areas addressed include reading, writing, spelling, mathematics, science, social studies, visual and graphic arts, music, physical education/wellness and world language (Spanish). Additionally, non-cognitive skills or executive skills, such as perseverance, self-confidence, self-discipline, communication, social responsibility, teamwork and conflict resolution skills are continuously reinforced through curriculum infusion and meta-cognitive dialogue. The critical areas of technology literacy and study skills are integrated into the programs, as appropriate, in most content areas through the use of classroom-based technologies, media centers and computer labs.

Athletic Activities and Supplemental Programs

Our schools offer athletic activities and supplemental programs, which include day field trips coordinated with curriculum to zoos, libraries, museums and theaters and, at the middle schools, overnight trips to such places as national parks and historical locations, and select summer trips to European destinations. Schools arrange classroom presentations by parents, community leaders and other volunteers to supplement instruction. We also organize programs that allow students to present to community groups and organizations. To enhance the child’s physical, social, emotional and intellectual growth, schools may provide extra-curricular experiences (some fee-based) tailored to particular families’ interests. These activities include but are not limited to dance, gymnastics, instrumental music lessons and computer based technology programs. Additionally, students expand their horizons through participation in science fairs, drama clubs and local and regional academic competitions. This past academic year (2006/2007), we instituted a shared, distance learning project on global warming that engaged fourth graders in four of our elementary schools located in the states of Washington, Texas, Illinois and Virginia.

Teachers

We recognize that maintaining the quality of our teachers’ capabilities and professionalism is essential to sustaining our students’ high level of academic achievement and our profitability. We sponsor professional development days covering various aspects of teaching and education, using both internal trainers and external consultants. Our educators serve on Company task forces and committees that review and revise curricular guidelines, programs, support materials and current teaching methods.

Training

School-based leadership teams (Principals and Assistant Principals) also actively engage in professional development and self-improvement. Staff training is provided by our education department and other experts within the education industry. Through participation in our annual National Principals’ Conference, seasoned administrators as well as new recruits are kept abreast of up-to-date research, changing trends and sound pedagogical practices.

Accreditation

We seek to ensure that our schools meet or exceed the standards of appropriate accrediting agencies through an internal quality assurance program. Although not mandated by any governmental or regulatory authority, many of our schools are accredited, or are currently seeking accreditation through the Commission on International and Trans-Regional Accreditation (CITA) with various regional accreditation agencies throughout the United States. Regional accreditation agencies include:

Middle States Association of Colleges and Schools

North Central Association of Colleges and Schools

Northwest Association of Accredited Schools

Western Association of Schools and Colleges

Southern Association of Colleges and Schools

Our Corporation Information

Our corporate office is located at 1615 West Chester Pike, Suite 200, West Chester, PA 19382-6223. Our telephone number is (484) 947-2000. Our website address is www.nobellearning.com.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, including documents incorporated herein by reference, contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”) and Section 21E of the Securities Exchange Act of 1934 (the “Exchange Act”). These forward-looking statements concern our operations, economic performance and financial condition and may include statements regarding opportunities for growth; the number of pre-school and elementary schools expected to be added in future years; the profitability of newly opened schools; capital expenditure levels; the ability to incur additional indebtedness; strategic acquisitions; investments and other transactions; and changes in operating systems and policies.

In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “should,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “potential,” “continue,” “our future success depends,” “seek to continue” or the negative of these terms or other comparable terminology. These statements are only predictions. Actual events or results may differ materially. In evaluating these statements, you should specifically consider various factors, including the risks outlined under “Risk Factors.” These factors may cause our actual results to differ materially from any forward-looking statement.

Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements. Moreover, neither we nor any other person assumes responsibility for the accuracy and completeness of these statements. We do not intend to update any of the forward-looking statements after the date of this prospectus to conform these statements to actual results except as required by law.

RISK FACTORS

This investment involves a high degree of risk. In deciding whether to purchase our shares, you should carefully consider the risk factors incorporated by reference herein from our most recent Annual Report on Form 10-K and other information contained or incorporated by reference in this prospectus and the additional risk factor set forth below before making your investment decision, as well as those contained in any filing with the Securities and Exchange Commission subsequent to the date of this prospectus and any accompanying prospectus supplements, as the same may be updated from time to time by our future filings under the Exchange Act, as amended. For more information, see “Available Information” in this prospectus.

The sale of our shares of common stock pursuant to this prospectus or future sales could depress the market price of our common stock or negatively impact our ability to sell equity securities in the future.

As of December 19, 2007, the number of shares of our common stock outstanding was 10,391,809 shares. The sale of the shares of our common stock to which this prospectus relates could result in a substantial amount of previously unregistered shares of our common stock being registered and sold, which may depress the market price of our common stock. The market price of our common stock could also decline as a result of sales of a large number of shares of our common stock in the market after this offering or the perception that these sales could occur. These sales, or the possibility that these sales may occur, also might make it more difficult for us to sell equity securities in the future at a time and price that we deem appropriate.

USE OF PROCEEDS

We will not receive any proceeds from the sale of these shares of common stock offered by the selling stockholders. All costs and expenses incurred in connection with the registration under the Securities Act of the offering made hereby will be paid by us, other than any brokerage fees and commissions, fees and disbursements of legal counsel for the selling stockholders and stock transfer and other taxes attributable to the sale of the shares, which will be paid by the selling stockholders.

SELLING STOCKHOLDERS

In June 2003, we issued shares of Series E Convertible Preferred Stock (the “Series E Stock”) to certain investors, and, in September 2003, we issued shares of our Series F Convertible Preferred Stock (the “Series F Stock”) to certain investors, both of which were convertible into shares of our common stock. In connection with the issuance of the Series E Stock and the Series F Stock, we entered into registration rights agreements (the “EF Registration Rights Agreements”) granting certain registration rights to the investors in the Series E Stock and the Series F Stock with respect to the shares of our common stock underlying the Series E Stock and the Series F Stock. In February 2007 and March 2007, we converted all outstanding Series E Stock and all outstanding Series F Stock, respectively, into shares of our common stock. We are registering the shares of our common stock covered by this prospectus pursuant to the EF Registration Rights Agreements to permit these investors to resell or otherwise dispose of these shares of common stock from time to time.

When we refer to the “selling stockholders” in this prospectus, we mean those persons specifically identified in the table below, as well as their transferees, pledges, donees, assignees, distributees and successors.

The selling stockholders have entered into lock-up agreements with us contemporaneous with filing the registration statement of which this prospectus is a part. Under these lock-up agreements, the selling stockholders may not, without our prior written approval, subject to permitted exceptions, offer, sell, assign, transfer, encumber, pledge, contract to sell, grant an option to purchase, establish an open “put equivalent position” or otherwise dispose of any shares of our common stock or securities, options or rights convertible or exchangeable into, or exercisable for, our common stock held of record or beneficially owned by the selling stockholder, or enter any swap or other arrangement that transfers all or a portion of the economic consequences associated with the ownership of any shares of our common stock. These restrictions will be in effect for a period of 180 days after the date the registration statement of which this prospectus is a part is declared effective. At any time, we may, in our sole discretion, release all or some of the securities from these lock-up agreements.

The selling stockholders may offer an aggregate of 1,768,213 shares of common stock for resale. The shares are being offered for the account of the stockholders in the table below.

The following table sets forth information as of December 21, 2007 and includes the number of shares of common stock beneficially owned by the selling stockholders prior to the offering, the number of shares of common stock offered by the selling stockholders, and the number of shares of common stock that will be owned by the selling stockholders upon completion of the offering or offerings pursuant to this prospectus, assuming the selling stockholders sell all of the shares of common stock offered hereby. Only those selling stockholders listed below or their transferees, pledgees, donees, assignees, distributees, successors and others who later come to hold any of the selling stockholders’ interests may offer and sell the common stock pursuant to this prospectus and any prospectus supplement. The selling stockholders may offer for sale pursuant to this prospectus and any prospectus supplement from time to time any or all of the common stock listed below. Accordingly, no estimate can be given as to the shares of common stock that the selling stockholders will hold upon consummation of any such sales.

Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission.

There are no material relationships between the selling stockholders and us other than as disclosed below.

NAME OF SELLING SHAREHOLDER (2)	NUMBER OF SHARES BENEFICIALLY OWNED	TOTAL NUMBER OF SHARES BEING OFFERED	SHARES BENEFICIALLY OWNED AFTER OFFERING (1)
			NUMBER	PERCENTAGE OF CLASS (3)
Camden Partners Strategic Fund II-A, L.P. (4)	1,669,206	1,669,206	0	—
Camden Partners Strategic Fund II-B, L.P. (4)	99,007	99,007	0	—

(1)	Assumes that the selling shareholder sells all of the shares being offered.
(2)	The Company believes that each of the stockholders named in this table has sole voting and dispositive power with respect to the shares indicated as beneficially owned except as otherwise indicated in the footnotes to this table.
(3)	Applicable percentages are based on 10,391,809 shares outstanding on December 19, 2007, adjusted as required by rules promulgated by the Securities and Exchange Commission.
(4)	Camden Partners Strategic II, LLC (“Camden Strategic”) is the general partner of each of Camden Partners Strategic Fund II-A, L.P. and Camden Partners Strategic Fund II-B, L.P. (the “Camden Entities”) and Camden Strategic’s managing member is Camden Partners Strategic Manager, LLC, which has sole voting and dispositive power over these shares. The managing members of Camden Partners Strategic Manager, LLC are Messrs. David L. Warnock, Donald W. Hughes, Richard M. Johnston and Richard M. Berkeley (the “Camden Members”). Each of the Camden Members disclaims beneficial ownership of these shares except to the extent of their respective pecuniary interests. David L. Warnock is a member of the Board of Directors of Nobel.

PLAN OF DISTRIBUTION

The selling stockholders and any transferees, pledgees, donees, assignees, distributees, or other successors in interest to the selling stockholders may, from time to time, sell, transfer or otherwise dispose of any or all of their shares of common stock on the NASDAQ Global Market or any other stock exchange, market or trading facility on which the shares are traded or in private transactions. These dispositions may be at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale, or at negotiated prices. A selling stockholder may use any one (1) or more of the following methods when disposing of shares:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	settlement of short sales entered into after the effective date of the registration statement of which this prospectus is a part;

•	broker-dealers may agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share;

•	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

•	a combination of any such methods of sale; or

•	any other method permitted pursuant to applicable law (including underwritten transactions).

The selling stockholders may also sell shares under Rule 144 under the Securities Act, if available, rather than under this prospectus.

Broker-dealers, underwriters and agents engaged by the selling stockholders may arrange for other brokers dealers, underwriters or agents to participate in sales. Broker-dealers, underwriters or agents may receive commissions, discounts or concessions from the selling stockholders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this prospectus, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with FINRA NASD Rule 2440; and in the case of a principal transaction a markup or markdown in compliance with NASD IM-2440.

In connection with the sale of the common stock or interests therein, the selling stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the common stock in the course of hedging the positions they assume. The selling stockholders may also sell shares of the common stock short and deliver these securities to close out their short positions, or loan or pledge the common stock to broker-dealers that in turn may sell these securities. The selling stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one (1) or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The selling stockholders and any broker-dealers, underwriters or agents that are involved in selling the shares may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers, underwriters or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

The Company is required to pay certain fees and expenses incurred by the Company incident to the registration of the shares. The Company has agreed to indemnify the selling stockholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

As described above, the selling stockholders have entered into lock-up agreements with us, pursuant to which they have agreed not to sell any shares of our common stock, including the shares of common stock being offered pursuant to this prospectus, until 180 days after the effective date of the registration statement of which this prospectus is a part.

Because selling stockholders may be deemed to be “underwriters” within the meaning of the Securities Act, they will be subject to the prospectus delivery requirements of the Securities Act including Rule 172 thereunder. In addition, any securities covered by this prospectus which qualify for sale pursuant to Rule 144 under the Securities Act may be sold under Rule 144 rather than under this prospectus.

To the extent required, the shares of our common stock to be sold; the names of the selling stockholders; the respective purchase prices and public offering prices; the names of any agents, dealers or underwriters;, and any applicable commissions or discounts with respect to a particular offer will be set forth in an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement that includes this prospectus. The resale shares will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the resale shares may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the resale shares may not simultaneously engage in market making activities with respect to the common stock for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution. In addition, the selling stockholders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of shares of the common stock by the selling stockholders or any other person. We will make copies of this prospectus available to the selling stockholders and have informed them of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale (including by compliance with Rule 172 under the Securities Act).

DOCUMENTS INCORPORATED BY REFERENCE

The Securities and Exchange Commission allows us to “incorporate by reference” the information we file with them, which means that we can disclose important information to you by referring you to those documents that we have previously filed with the Securities and Exchange Commission or documents that we will file with the Securities and Exchange Commission in the future. The information incorporated by reference is considered to be part of this prospectus, and later information that we file with the Securities and Exchange Commission will automatically update and supersede this information. We incorporate by reference the documents listed below, and any future filings made with the Securities and Exchange Commission under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, until this offering is completed. The documents we incorporate by reference are:

•	Our Annual Report on Form 10-K for the fiscal year ended June 30, 2007.

•	Our Quarterly Report on Form 10-Q for the fiscal quarter ended September 29, 2007.

•	Our Current Report on Form 8-K filed with the Securities and Exchange Commission on September 12, 2007.

•	Our Proxy Statement for our 2007 Annual Meeting filed with the Securities and Exchange Commission on September 21, 2007.

•	Our Form 8-A filed with the Securities and Exchange Commission on August 30, 1988 (registering our common stock and containing a description thereof).

All reports and other documents subsequently filed by us with the Securities and Exchange Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the 1934 Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities covered by this prospectus have been sold or which deregisters all such securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of the filing of such reports and documents.

AVAILABLE INFORMATION

We will provide without charge to each person to whom this prospectus is delivered, on the written or oral request of such person, a copy of any document incorporated herein by reference. Requests should be made to Nobel Learning Communities, Inc., 1615 West Chester Pike, Suite 200, West Chester, Pennsylvania 19382-6223 or by telephone at (484) 947-2000 and directed to G. Lee Bohs, Corporate Secretary.

We are subject to certain informational reporting requirements of the Exchange Act and accordingly file reports and other information with the Securities and Exchange Commission. These reports, proxy statements and other information may be read and copied at the Securities and Exchange Commission’s Public Reference Room at 100 F Street, N.E., Room 1580, Washington, DC 20549 at prescribed rates. You may obtain information on the operation of the Public Reference Room by calling the Securities and Exchange Commission at 1-800-SEC-0330. The Securities and Exchange Commission maintains an internet site (http://www.sec.gov) that contains reports, proxy and information statements and other information regarding registrants that file electronically. Additional updating information with respect to the securities covered herein may be provided in the future to purchasers by means of appendices to this prospectus.

We have filed with the Securities and Exchange Commission in Washington, DC a registration statement under the Securities Act with respect to the securities offered or to be offered hereby. This prospectus does not contain all of the information included in the registration statement, certain items of which are omitted in accordance with the rules and regulations of the Securities and Exchange Commission. For further information about Nobel and the securities offered hereby, reference is made to the registration statement and the exhibits thereto. The registration statement has been filed electronically through the Securities and Exchange Commission’s Electronic Data Gathering, Analysis and Retrieval System and may be obtained through the Securities and Exchange Commission’s Internet site (http://www.sec.gov.).

LEGAL MATTERS

The validity of the common stock offered by this prospectus will be passed upon for us by Ballard Spahr Andrews & Ingersoll, LLP, Philadelphia, Pennsylvania.

EXPERTS

The consolidated financial statements and financial statement schedules of Nobel Learning Communities, Inc. as of and for the year ended June 30, 2007 included in our Annual Report on Form 10-K for the fiscal year ended June 30, 2007 have been incorporated by reference herein and in the registration statement and have been audited by Grant Thornton LLP, an independent registered public accounting firm as indicated in their report, which is incorporated by reference in this registration statement and given on the authority of said firm as experts in accounting and auditing in giving said reports. The consolidated financial statements and financial statement schedules of Nobel Learning Communities, Inc. as of July 1, 2006 and for the years ended July 1, 2006 and July 2, 2005 included in our Annual Report on Form 10-K for the fiscal year ended June 30, 2007 have been incorporated by reference herein and in the registration statement and have been audited by BDO Seidman, LLP, independent registered public accounting firm as indicated in their report, which is incorporated by reference in this registration statement and given on the authority of said firm as experts in accounting and auditing.

PART II. INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.	OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The following expenses incurred in connection with the sale of the securities being registered will be borne by us. Other than the registration fee, the amounts stated are estimates.

Registration Fees	$693
Legal Fees and Expenses	$25,000
Accounting Fees and Expenses	$25,000
Miscellaneous Fees and Expenses	$4,307

Total	$55,000

All costs and expenses incurred in connection with the registration under the Securities Act of the offering made hereby will be paid by us, other than any brokerage fees and commissions, fees and disbursements of legal counsel for the selling stockholders and stock transfer and other taxes attributable to the sale of the shares, which will be paid by the selling stockholders.

ITEM 15.	INDEMNIFICATION OF OFFICERS AND DIRECTORS

Our Amended and Restated Certificate of Incorporation provides that a director of the Company shall have no personal liability to the Company or to its stockholders for monetary damages for breach of fiduciary duty as a director except to the extent that Section 102 (b) (7) (or any successor provision) of the Delaware General Corporation Law, as amended from time to time, expressly provides that the liability of a director may not be eliminated or limited.

We maintain directors’ and officers’ liability insurance that provides for indemnification of its directors and officers against damages arising out of certain kinds of claims that may be made against them based on their negligent acts or omissions while acting in their capacity as such.

ITEM 16.	EXHIBITS

EXHIBIT NUMBER	DESCRIPTION	LOCATION
4.1	The Company’s Certificate of Incorporation, as amended and restated	Filed as Exhibit 3 to the Company’s Quarterly Report on Form 10-Q for the quarter ended December 31, 1998

4.2	The Company’s Amended and Restated By-laws as modified November 15, 2001	Filed as Exhibit 3.4 to the Company’s Quarterly Report on Form 10-Q for the quarter ended December 31, 2001

4.3	First Amended and Restated Registration Rights Agreement	Filed as Exhibit 10.14 to the Company’s Annual Report on Form 10-K405 for the fiscal year ended June 30, 1998

4.4	First Amendment to First Amended and Restated Registration Rights Agreement	Filed as Exhibit 10.24 to the Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2003

4.5	Registration Rights Agreement dated as of June 17, 2003	Filed as Exhibit 10.46 to the Company’s Annual Report on Form 10-K for the fiscal ended June 30, 2003

4.6	Registration Rights Agreement dated as of September 9, 2003	Filed as Exhibit 10.50 to the Company’s Annual Report on Form 10-K for the fiscal ended June 30, 2003

5.1	Opinion of Ballard Spahr Andrews & Ingersoll, LLP as to the validity of the securities being offered	Filed herewith

23.1	Consent of Grant Thornton, LLP	Filed herewith

23.2	Consent of BDO Seidman, LLP	Filed herewith

23.3	Consent of Ballard Spahr Andrews & Ingersoll, LLP (included in Exhibit 5.1)	Filed herewith

24.1	Power of Attorney (included on signature page)	Filed herewith

ITEM 17.	UNDERTAKINGS

The undersigned registrant hereby undertakes:

1.	To file, during any period in which it offers or sells securities, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by section 10(a)(3) of the Securities Act;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the forgoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospects filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in the volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii)	To include any additional or changed material information on the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement, provided, however, that paragraphs (1)(i), (1)(ii) and (1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended, that are incorporated by reference in this registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of this registration statement.

2.	That, for the purpose of determining liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of the securities at that time shall be deemed to be the initial bona fide offering.

3.	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

4.

That, for the purpose of determining liability under the Securities Act to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

5.	The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

6.	Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of West Chester, Commonwealth of Pennsylvania, on December 21, 2007.

NOBEL LEARNING COMMUNITIES, INC.

By:	/s/ George H. Bernstein
George H. Bernstein
President, Chief Executive Officer and Director

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints George Bernstein, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement and any registration statement relating to any offering made pursuant to this registration statement that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agents, full power and authority to perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ George H. Bernstein	President, Chief Executive Officer and	December 21, 2007
George H. Bernstein	Director (Principal Executive Officer)

/s/ Thomas Frank	Senior Vice President and Chief Financial	December 21, 2007
Thomas Frank	Officer (Principal Financial and Accounting Officer)

/s/ David Beale	Director	December 21, 2007
David Beale

/s/ Therese Kreig Crane		December 21, 2007
Therese Kreig Crane	Director

/s/ Steven B. Fink	Director	December 21, 2007
Steven B. Fink

/s/ Peter H. Havens	Director	December 21, 2007
Peter H. Havens

/s/ Richard J. Pinola	Director	December 21, 2007
Richard J. Pinola

/s/ Michael J. Rosenthal	Director	December 21, 2007
Michael J. Rosenthal

/s/ Ralph Smith	Director	December 21, 2007
Ralph Smith

/s/ David L. Warnock	Director	December 21, 2007
David L. Warnock

EXHIBIT INDEX

EXHIBIT NUMBER	DESCRIPTION	LOCATION
4.1	The Company’s Certificate of Incorporation, as amended and restated	Filed as Exhibit 3 to the Company’s Quarterly Report on Form 10-Q for the quarter ended December 31, 1998

4.2	The Company’s Amended and Restated By-laws as modified November 15, 2001	Filed as Exhibit 3.4 to the Company’s Quarterly Report on Form 10-Q for the quarter ended December 31, 2001

4.3	First Amended and Restated Registration Rights Agreement	Filed as Exhibit 10.14 to the Company’s Annual Report on Form 10-K405 for the fiscal year ended June 30, 1998

4.4	First Amendment to First Amended and Restated Registration Rights Agreement	Filed as Exhibit 10.24 to the Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2003

4.5	Registration Rights Agreement dated as of June 17, 2003	Filed as Exhibit 10.46 to the Company’s Annual Report on Form 10-K for the fiscal ended June 30, 2003

4.6	Registration Rights Agreement dated as of September 9, 2003	Filed as Exhibit 10.50 to the Company’s Annual Report on Form 10-K for the fiscal ended June 30, 2003

5.1	Opinion of Ballard Spahr Andrews & Ingersoll, LLP as to the validity of the securities being offered	Filed herewith

23.1	Consent of Grant Thornton, LLP	Filed herewith

23.2	Consent of BDO Seidman, LLP	Filed herewith

23.3	Consent of Ballard Spahr Andrews & Ingersoll, LLP (included in Exhibit 5.1)	Filed herewith

24.1	Power of Attorney (included on signature page)	Filed herewith